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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  July 26, 2000


                            AXENT TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                     0-28100                   87-0393420
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 (State of Incorporation     (Commission File Number)       (I.R.S. Employer
     or Organization)                                     Identification No.)

2400 Research Blvd., Suite 200, Rockville, Maryland                 20850
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      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone no., including area code:  (301) 258-5043
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                                NOT APPLICABLE
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        (Former name or former address, if changed since last report)


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Item 5.  Other Events.

Business Combination

      On July 26, 2000, Symantec Corporation, a Delaware corporation ("Symantec"), entered into an Agreement and Plan of Merger (the "Agreement") with Apache Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Symantec ("Merger Sub"), and AXENT Technologies, Inc., a Delaware corporation ("AXENT"). Under the Agreement, Merger Sub will merge with and into AXENT, and AXENT will survive as a wholly-owned subsidiary of Symantec. The merger is intended to be a tax-free reorganization for federal income tax purposes, and AXENT stockholders will receive 0.50 shares of Symantec common stock for each share of AXENT common stock they own. Based upon Symantec's closing price of $63.69 on Wednesday, July 26, 2000, this represents a price of $31.84 per AXENT share. Symantec will issue approximately 15.3 million shares of common stock to AXENT stockholders to complete the transaction.

      The closing of the merger is subject to a number of conditions, including
(i) adoption of the Agreement by the stockholders of AXENT,(ii) approval of the issuance of the shares of Symantec common stock pursuant to the merger by the stockholders of Symantec and (iii) expiration of applicable waiting periods or obtaining approvals under the Hart-Scott-Rodino Antitrust Improvements Act.

      The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by this reference. The joint press release announcing the execution of the Agreement is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

      (c)   Exhibits.

            2.1 Agreement and Plan of Merger, dated as of July 26, 2000, among Symantec, Merger Sub and AXENT.

            99.1  Joint Press Release, dated July 27, 2000

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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    AXENT TECHNOLOGIES, INC.

                                    /s/ PHILLIP A. SALOPEK, JR.
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                                    Phillip A. Salopek, Jr.
                                    Vice President of Finance, Principal
                                         Accounting Officer and Treasurer